UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 21, 2012

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

53 West 23rd Street New York, New York 10010 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2012, 4Kids Entertainment, Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “2012 Annual Meeting”). At the 2012 Annual Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker–non-votes, as to each such matter were as follows:

Proposal 1: All five of the Company’s nominees for director as listed in the Company’s 2012 proxy statement were elected to the board of directors with the number of votes cast for each nominee as follows:

	Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes
Duminda M. DeSilva	4,170,821	146,122	31,939	6,745,380

Jay Emmett	4,236,898	100,992	10,992	6,745,380

Michael Goldstein	4,235,378	102,512	10,992	6,745,380

Wade I. Massad	4,218,234	100,104	30,544	6,745,380

Samuel R. Newborn	4,287,195	29,700	31,987	6,745,380

Proposal 2: The appointment of EisnerAmper LLP as the Company’s independent auditor to audit the Company’s financial statements for the fiscal year ending December 31, 2012 was ratified by the following votes:

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”
11,037,062	53,453	3,747

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012

4KIDS ENTERTAINMENT, INC.
BY: /s/ Bruce R. Foster
Bruce R. Foster Executive Vice President and Chief Financial Officer